Exhibit 99.1
Contact:
Julie Wood
Vice President, Investor Relations
510-597-6505
Onyx Pharmaceuticals Reports Third Quarter 2010 Financial Results;
Japan License Leverages Worldwide Potential of Carfilzomib and
Contributes $59.2 Million of License Revenue
EMERYVILLE, CA — November 3, 2010 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the third quarter 2010. Onyx reported non-GAAP net income of $55.3 million, or $0.84 per diluted share, for the third quarter 2010 compared to non-GAAP net income of $22.2 million, or $0.35 per diluted share, for the same period in 2009. Non-GAAP net income excludes, among other items, adjustments to contingent consideration expense in connection with our acquisition of Proteolix Inc., or Proteolix; employee stock-based compensation expense and non-cash imputed interest expense related to the application of Accounting Standards Codification (“ASC”) 470-20.
On a GAAP basis, Onyx reported net income of $41.5 million, or $0.66 per diluted share, for the third quarter 2010 compared to net income of $8.2 million, or $0.14 per diluted share, in the same period in 2009. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures is provided in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).”
“In the quarter, we were pleased to announce our partnership with Ono Pharmaceutical Co., Ltd., which will accelerate the development of carfilzomib in Japan,” said Matthew K. Fust., executive vice president and Onyx’s chief financial officer. “Innovative corporate development transactions such as this one, in combination with our successful Nexavar business, provide Onyx with the resources to execute on our strategic priorities. In the near term, we expect to build a franchise opportunity in the multiple myeloma market with carfilzomib and ONX 0912, our next-generation proteasome inhibitor and first-generation oral proteasome inhibitor, respectively. Importantly, we are also generating additional data for potential new indications for Nexavar as well as expanding its use in approved indications.”
Operating Revenue
Global Nexavar net sales as reported by Onyx’s collaborator Bayer HealthCare Pharmaceuticals Inc., or Bayer, were $226.2 million for the third quarter 2010 compared to $229.2 million in the same period in 2009. Onyx and Bayer are marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of unresectable liver cancer and advanced kidney cancer in over 90 countries worldwide.
For the third quarter 2010, Onyx reported total operating revenue of $122.9 million compared to $69.1 million for the same period in 2009. Total operating revenue is comprised of revenue from the exclusive license agreement entered into with Ono Pharmaceutical Co., Ltd., or Ono, and revenue from the Nexavar collaboration agreement. Onyx recorded license revenue of $59.2 million in the third quarter 2010, reflecting a fee earned as a part of the consideration under the September 2010 agreement with Ono. Revenue from the Nexavar collaboration agreement was $63.7 million in the third quarter 2010 compared to $69.1 million for the same period in 2009. The decrease in revenue from the Nexavar collaboration agreement between periods resulted from lower global net sales of Nexavar and a slight increase in combined Nexavar commercial expenses.
Operating Expenses
Onyx recorded research and development expenses of $44.6 million in the third quarter 2010, compared to $35.6 million for the same period in 2009. Higher research and development expenses in the third quarter 2010 were primarily due to investments to develop carfilzomib and ONX 0912, which were partially offset by the reimbursement received from Ono for the global development of carfilzomib and ONX 0912, and by lower expenses for the ONX 0801 investment compared to the third quarter 2009, when a milestone payment of $7.0 million was made to BTG International Limited.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
NOVEMBER 3, 2010

Selling, general and administrative expenses were $25.9 million in the third quarter 2010, compared to $23.4 million for the same period in 2009. Higher selling, general and administrative expenses were primarily due to planned increases in spending as a result of the acquisition of Proteolix and an increase in employee-related costs.
Onyx recorded $5.6 million of non-cash expense in the third quarter 2010 associated with the increase in the fair value of the liability for contingent consideration that is recorded for the potential milestone payments from the Proteolix acquisition. The increase in the fair value is due to the passage of time.
Interest Expense
Interest expense of $4.9 million for the third quarter 2010 primarily relates to the 4.0% convertible senior notes due 2016 issued in August 2009 and includes non-cash imputed interest expense of $2.3 million as a result of the application of ASC 470-20.
Cash, Cash Equivalents and Marketable Securities
At September 30, 2010, cash, cash equivalents, and current and non-current marketable securities were $588.0 million, compared to $587.3 million at December 31, 2009. This excludes restricted cash of $31.9 million and $27.6 million at September 30, 2010 and December 31, 2009, respectively.
Nine-Month Results
Non-GAAP net income for the nine months ended September 30, 2010 was $56.6 million, or $0.90 per diluted share, compared to non-GAAP net income of $45.6 million, or $0.73 per diluted share, for the same period in 2009. Non-GAAP net income excludes, among other items, adjustments to contingent consideration expense in connection with our acquisition of Proteolix, employee stock-based compensation expense and non-cash imputed interest expense related to the application of ASC 470-20. A description of the non-GAAP calculations is provided below in the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Net Income (Loss).” For the nine months ended September 30, 2010, on a GAAP basis Onyx recorded a net loss of $67.7 million, or $1.08 per diluted share, compared with a net income of $21.7 million, or $0.37 per diluted share, for the same period in 2009.
Management Conference Call Today
Onyx will host a teleconference and webcast to provide a general business overview and discuss financial results. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on November 3, 2010. Interested parties may access a live webcast of the presentation on the company’s website at:
http://www.onyx-pharm.com/view.cfm/32/Event-Calendar
or by dialing 847-413-3362 and using the passcode 28272610#. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3042 and using the passcode 28272610# approximately one hour after the teleconference concludes. The replay will be available through November 17, 2010.
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer. The company, in collaboration with Bayer HealthCare Pharmaceuticals, Inc., is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug that is currently approved for the treatment of liver cancer and advanced kidney cancer. Additionally, Nexavar is being investigated in several ongoing trials in a variety of tumor types. Beyond Nexavar, Onyx has established a development pipeline of anticancer compounds at various stages of clinical testing, including carfilzomib, a next-generation proteasome inhibitor, that is currently being evaluated in multiple clinical trials for the treatment of patients with relapsed or relapsed/refractory multiple myeloma and solid tumors. ONX 0801, an alpha-folate receptor targeted inhibitor of the thymidylate synthase, and ONX 0912, an oral proteasome inhibitor, are currently in Phase 1 testing. For more information about Onyx, visit the company’s website at www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals, Inc.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
NOVEMBER 3, 2010

This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities, the timing, progress and results of clinical development, and the potential expansion of Onyx’s product portfolio. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: Nexavar being our only approved product; competition; failures or delays in our clinical trials; dependence on our collaborative relationship with Bayer; market acceptance and the rate of adoption of our products; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of our intellectual property; the indebtedness incurred through the sale of our 4.0% convertible senior notes due 2016; product liability risks; and the anticipated benefits of the acquisition of Proteolix. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission, under the heading “Risk Factors” for a more detailed description of these and other risks, as well as the company’s subsequent quarterly report on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables.)

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
NOVEMBER 3, 2010

ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Revenue from collaboration agreement	$63,696	$69,137	$195,372	$183,074
License revenue	59,165	—	59,165	—

Total operating revenue	122,861	69,137	254,537	183,074
Operating expenses:
Research and development (1)	44,568	35,635	131,394	92,478
Selling, general and administrative (1)	25,924	23,440	77,293	68,899
Contingent consideration	5,622	—	101,107	—

Total operating expenses	76,114	59,075	309,794	161,377

Income (loss) from operations	46,747	10,062	(55,257)	21,697
Investment income	628	1,015	2,198	3,108
Interest expense	(4,943)	(2,255)	(14,467)	(2,255)
Other expense	(862)	—	(862)	—

Income (loss) before provision (benefit) for income taxes	41,570	8,822	(68,388)	22,550
Provision (benefit) for income taxes	70	589	(662)	878

Net income (loss)	$41,500	$8,233	$(67,726)	$21,672

Net income (loss) per share:
Basic	$0.66	$0.14	$(1.08)	$0.37

Diluted (2)	$0.66	$0.14	$(1.08)	$0.37

Computation of diluted shares:
Basic	62,707	60,248	62,562	58,201
Dilutive effect of options	142	376	—	310

Diluted (2)	62,849	60,624	62,562	58,511

(1) Includes employee stock-based compensation charges of:
Research and development	$1,075	$517	$3,090	$2,286
Selling, general, and administrative	4,799	4,455	13,502	12,647

Total employee stock-based compensation	$5,874	$4,972	$16,592	$14,933

(2)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in the computation of diluted per share amounts for the three and nine months ended September 30, 2010 and 2009 because their effect would be anti-dilutive.

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
NOVEMBER 3, 2010

ONYX PHARMACEUTICALS, INC.
CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT
(In thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Nexavar product revenue, net (as recorded by Bayer)	$226,181	$229,243	$676,665	$608,295

Nexavar revenue subject to profit sharing (as recorded by Bayer)	$191,553	$199,774	$580,399	$548,093
Combined cost of goods sold, distribution, selling, general and administrative expenses	78,464	76,309	237,184	222,531

Combined collaboration commercial profit	$113,089	$123,465	$343,215	$325,562

Onyx’s share of collaboration commercial profit	$56,545	$61,732	$171,607	$162,781
Reimbursement of Onyx’s shared marketing expenses	4,727	5,342	17,026	16,079
Royalty revenue	2,424	2,063	6,739	4,214

Revenue from collaboration agreement	$63,696	$69,137	$195,372	$183,074

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
NOVEMBER 3, 2010

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (LOSS)
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
GAAP net income (loss)	$41,500	$8,233	$(67,726)	$21,672
Non-GAAP adjustments:
Contingent consideration	5,622	—	101,107	—
Employee stock-based compensation	5,874	4,972	16,592	14,933
Imputed interest related to the convertible senior notes due 2016	2,292	1,027	6,671	1,027
Acquisition related transaction costs	—	1,011	—	1,011
Milestone payments	—	7,000	—	7,000

Non-GAAP net income (3)	$55,288	$22,243	$56,644	$45,643

Computation of non-GAAP diluted net income (loss)

Non-GAAP net income (3)	$55,288	$22,243	$56,644	$45,643

Add:
Interest and issuance costs related to dilutive convertible senior notes (4)	2,532	1,228	—	1,228

Non-GAAP net income — diluted (3)	$57,820	$23,471	$56,644	$46,871

Computation of non-GAAP diluted shares
Basic shares	62,707	60,248	62,562	58,201
Dilutive effect of options	142	376	186	310
Dilutive effect of convertible senior notes (4)	5,801	5,801	—	5,801

Non-GAAP diluted shares (3)	68,650	66,425	62,748	64,312

Non-GAAP net income per share (3)	$0.88	$0.37	$0.91	$0.78
Non-GAAP net income per share — diluted (3)	$0.84	$0.35	$0.90	$0.73

(3)	This press release includes the following non-GAAP financial measures: non-GAAP net income, non-GAAP net income – diluted, non-GAAP net income per share, and non-GAAP net income per share – diluted. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.
Onyx management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Onyx management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that management uses are not prepared in accordance with, and should not be considered in isolation of, or an as alternative to, measurements required by GAAP.
These non-GAAP financial measures exclude the following items from GAAP net income (loss) and diluted per share amounts:

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
NOVEMBER 3, 2010

Contingent consideration expense: The effects of contingent consideration expense are excluded due to the nature of this charge, which is related to the change in fair value of the liability for contingent consideration in connection with the acquisition of Proteolix; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.
Employee stock-based compensation: The effects of employee stock-based compensation are excluded because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of Onyx’s operating results to peer companies.
Imputed interest related to the convertible senior notes due 2016: The effects of imputed interest related to the convertible senior notes due 2016 are excluded because this expense is non-cash; such exclusion facilitates comparisons of Onyx’s cash operating results to peer companies.
Milestone payments and acquisition related transaction costs: The effects of milestone payments and acquisition related transaction costs are excluded because they do not relate to the normal and recurring transactions of Onyx’s business; such exclusions allow for a better representation of the ongoing economics of the business, facilitates comparison to peer companies and is reflective of how Onyx management internally manages the business.

(4)	Under the “if-converted” method, interest and issuance costs and potential common shares related to the Company’s convertible senior notes were excluded in non-GAAP diluted per share amounts for the nine months ended September 30, 2010 because their effect would be anti-dilutive.
ONYX PHARMACEUTICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2010	2009
	(unaudited)	(5)
Assets
Cash, cash equivalents and current marketable securities	$556,474	$550,108
Other current assets	89,423	88,615

Total current assets	645,897	638,723
Marketable securities, non-current	31,555	37,174
Property and equipment, net	6,190	7,473
Intangible assets — in-process research and development	438,800	438,800
Goodwill	193,675	193,675
Other assets	38,284	8,835

Total assets	$1,354,401	$1,324,680

Liabilities and stockholders’ equity
Current liabilities	$63,114	$107,778
Convertible senior notes due 2016	150,340	143,669
Liability for contingent consideration, non-current	261,635	160,528
Deferred tax liability	157,090	157,090
Other long-term liabilities	16,537	5,059
Stockholders’ equity	705,685	750,556

Total liabilities and stockholders’ equity	$1,354,401	$1,324,680

ONYX PHARMACEUTICALS REPORTS THIRD QUARTER 2010 FINANCIAL RESULTS
NOVEMBER 3, 2010

(5)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2009.